FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT is made as of March 8, 2021, by and between GIPVA 2510 Walmer Ave, LLC, a Delaware limited liability company, successor in interest to Greenwal, L.C., a Virginia limited liability company, ("Lessor") and Maersk Line, Limited, a Delaware corporation ("Lessee").

RECITALS

A. By Office Lease dated August 16, 2016 (the "Lease"), Lessor leased to Lessee Suite C consisting of 22,247 rentable square feet (the "Premises") in a building commonly known as Norfolk Commerce Center V, 2510 Walmer Avenue, Norfolk, Virginia 23513 (the "Building"), as more particularly described in said Lease.

B. Lessor and Lessee desire to extend the term of the Lease pursuant to the terms of this First Lease Amendment in "as is" condition with no tenant improvements required by Lessor and to further modify the terms and conditions of the Lease.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Term: The Term of the Lease is hereby extended for twelve (12) months commencing on January 1, 2022 and expiring on December 31, 2022 (the "Renewal Term").

2. Rent: Effective as of January 1, 2022, the rent for the Renewal Term shall be Thirty-Two Thousand Two Hundred Thirty-Two and 94/100 Dollars ($32,232.94) per month payable in advance on the first business day of each and every month thereafter.

3. Renewal Option: Paragraph 6 of Rider No. 1 to the Lease, Renewal Option, is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

   Provided this Lease is in full force and effect and no default by Lessee has occurred hereunder, Lessee shall have the right to renew this Lease for one (1) five (5) year term upon providing Lessor with written notice nine (9) months prior to the current expiration. The renewal term shall be subject to the terms and conditions set forth in this Lease, and the monthly rent shall escalate by three percent (3%) per annum at the time of the renewal and annually thereafter. Lessee's rights as to this option are personal to the original Lessee executing the Lease and may not be exercised or be assigned, voluntarily, by or to any person or entity other than the original Lessee.

4. Brokerage. In accordance with the requirements of Va. Code § 54.1-2138 et seq., and the provisions of 18 VAC 135-20-220 of the Regulations of the Virginia Real Estate Board, the undersigned do hereby acknowledge disclosure that the licensee, Colliers International Virginia, LLC ("Colliers"), represents more than one party in the subject real estate transaction, specifically the Lessor and Lessee.

   The undersigned acknowledge and understand that the foregoing dual representative may not disclose to either client, or such client's designated representative, any information that has been given to the dual representative by the other client within the confidence and trust of the brokerage relationship, except for that information which is otherwise required or permitted by Article 3 (Va. Code § 54.1-2130, et seq.) of Chapter 21 of Title 54.1 of the Code of Virginia to be disclosed. The undersigned by signing this notice do hereby acknowledge and consent to the disclosed dual representation by Colliers.

5. Counterpart: This First Lease Amendment may be executed in multiple original counterparts, each of which shall be deemed an original, and together they shall constitute one and the same agreement. Signature on this First Lease Amendment may be effected by facsimile (with confirmation by

transmitting machine) and/or transmitted by portable document format ("pdf") file which shall be treated as an original signature, and any such signature, facsimile, pdf file or copy of this signed First Lease Amendment shall be construed and treated as the original and shall be binding as if it were the original.

6. All other terms and conditions of the Lease are hereby ratified and shall remain in full force and effect. In the event of a conflict between this First Lease Amendment and the Lease, this First Lease Amendment shall prevail.

[SIGNATURES ON FOLLOWING PAGE]

[SIGNATURE PAGE TO FIRST LEASE AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement as of the date first written above.

LESSOR:

GIPVA 2510 Walmer Ave, LLC,
a Delaware limited liability company

By: Generation Income Properties, L.P.,
a Delaware limited partnership, sole Member

By: Generation Income Properties, Inc.,
a Maryland corporation, its General Partner

By: [signature]

Name: David Sobelman

Its: P

STATE OF Florida
CITY/COUNTY OF Hillsborough, to-wit:

The foregoing First Lease Amendment was acknowledged before me this 9 day of March, 2021, by David Sobelman (Name), President (Title) of GIPVA 2510 Walmer Ave, LLC [on behalf of said limited liability company].

[signature]
Notary Public

EMILY CUSMANO
Notary Public-State of Florida
Commission # GG 297538
My Commission Expires
April 10, 2023

My Commission Expires: April 10, 2023

LESSEE:

Maersk Line, Limited,
a Delaware corporation

By: [signature]

Name: Steven E. Hadder

Its: Vice President and CFO

STATE OF Virginia
CITY/COUNTY OF Norfolk, to-wit:

The foregoing First Lease Amendment was acknowledged before me this 8 day of March, 2021, by Steven Hadder (Name), VP and CFO (Title) of Maersk Line, Limited on behalf of said corporation.

[signature: Michelle Vasquez]
Notary Public

MICHELLE VASQUEZ
NOTARY PUBLIC
REG # 7620508
MY COMMISSION EXPIRES 6/30/2022
COMMONWEALTH OF VIRGINIA

My Commission Expires: June 30, 2022